Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Tysons Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                             KPMG PEAT MARWICK LLP

Washington, D.C.
December 22, 1997